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                                         Security Benefit Life Insurance Company
                                         Executive Committee
                                         January 31, 1984


   Upon  motion  duly  made  and  seconded,   the  following   resolutions  were
unanimously adopted regarding the establishment of VAA-V:

   RESOLVED, that the Company shall establish a separate account in accordance with and under the provisions of Sections 40-436 and 40-437 of the Kansas Statutes Annotated, such separate account to be known as SBL Variable Annuity Account V, or such other appropriate designation as may be approved by this Executive Committee or the Board of Directors (hereinafter referred to as "VAA-V"), and that hereafter VAA-V shall be deemed to and shall be established as a separate account in accordance with and under the provisions of said Sections 40-436 and 40-437 as heretofore or hereafter amended.

   FURTHER RESOLVED, that retirement annuity contracts and group retirement annuity contracts, in the general form and containing the terms and conditions discussed at this meeting (and which shall provide that part or all of the benefits and payments thereunder will reflect the investment experience of Series A, B, C or D of SBL Fund, and are therefore called "Variable Contracts") are hereby approved and adopted for use by the Company wich such modifications therein as the appropriate officers of the Company shall approve, such approval to be evidenced by either the signature or facsimile signature of the President or Secretary of the Company.

   FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and directed to do any and all things necessary to:

      (a) Register VAA-V as a unit investment trust under the Investment Company Act of 1940, as amended;

      (b) Register the Variable Contracts, in such amounts as the appropriate officers of the Company shall from time to time deem necessary or in an indefinite amount under the Securities Act of 1933; and

      (c) Take all other action necessary to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934 and the Securities Act of 1933, including without limitation, the filing of an application or applications for exemptions allowing the Company to act as custodian of VAA-V, allowing the separate account to accept shares under an open account arrangement without the use of stock certificates, and allowing deductions by the Company of Actuarial Risk Fees, administrative fees, transfer or allocation fees and premium taxes, and for such other exemptions from the Investment Company Act of 1940 as the appropriate officers of the Company or as counsel shall deem necessary or advisable.

   FURTHER RESOLVED, that the President of the Company, or in his absence, a Vice President, be and each of them is hereby authorized, empowered and directed to sign a form of Notification of Registration under the Investment Company Act of 1940, and such Registration Statements as may be required by the Investment Company Act of 1940 and the Securities Act of 1933, in the name of VAA-V by the Company as sponsor and depositor, and that the appropriate officers of the Company be, and they hereby are, fully authorized, empowered and directed to execute and cause to be filed for and on behalf of VAA-V and the Company said Notification of Registration and said Registration Statements, and that the appropriate officers of the Company be, and they hereby are, fully authorized and empowered to execute and cause to be filed, for and on behalf of VAA-V and the Company, and the President and each Vice President of the Company is hereby bully authorized and empowered to execute in the name of VAA-V and the Company, such amendments to, and such instruments, exhibits and documents in connection with, said Notification of Registration and said Registration Statements, as they, or any of them, may, upon advice of counsel, deem necessary or advisable.

   FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and directed, for and in the name of VAA-V and the Company, to take any and all action which they deem necessary or advisable in order to sell Variable Contracts and, if necessary, to effectuate the registration or qualification of Variable Contracts under the insurance or securities laws of any of the states of the United States of America, and District of Columbia, and Commonwealth of Puerto Rico and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, undertakings, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel for the Company may deem necessary or advisable in order to maintain such registration or qualification for as long as said officers or counsel deem such to be in the best interest of VAA-V and the Company.

   FURTHER RESOLVED, that the President or a Vice President and the Secretary or Assistant Secretary of the Company be, and they hereby are, authorized and directed in the name of and on behalf of VAA-V and the Company to execute and file irrevocable written consents on the part of VAA-V and the Company to be used in such states of the United States of America and District of Columbia and Commonwealth of Puerto Rico wherein such consents to service of process may be required under the insurance or securities laws thereof in connection with said registration or qualification of the Variable Contracts and to appoint the appropriate state official, or such other person as may be required or allowed by said insurance or securities laws, as agent for VAA-V and for the Company for the purpose of receiving and accepting service of process.

   FURTHER RESOLVED, that to the extent permitted under the Investment Company Act of 1940 and the Securities Act of 1933, all Variable Contracts shall contain provisions that the owner may from time to time convert accumulation units from one series to another series then available through VAA-V on a net basis, under such terms and conditions as may be set forth in the Variable Contracts.

   FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and directed to establish such procedures as they or counsel for the Company may deem necessary under which the Company will provide sales and administrative functions with respect to VAA-V and the Variable Contracts issued in connection therewith.


ARCHIE R. DYKES                           LARRY D. ARMEL
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Archie Dykes - Acting Chairman            Larry D. Armel - Secretary